Exhibit 99
ROCKY BRANDS, INC.

Company Contact:	Jim McDonald
Chief Financial Officer
(740) 753-1951

Investor Relations:	ICR, Inc.
Brendon Frey
(203) 682-8200

ROCKY BRANDS, INC. ANNOUNCES LEADERSHIP SUCCESSION PLAN
David Sharp to be Promoted to President and Chief Executive Officer
Mike Brooks to Remain as Executive Chairman of the Board

NELSONVILLE, Ohio, December 16, 2010 – Rocky Brands, Inc. (Nasdaq: RCKY) today announced that it will implement the Company’s leadership succession plan by promoting President and Chief Operating Officer David Sharp, age 55, to President and Chief Executive Officer, effective July 1, 2011.  Current Chief Executive Officer and Chairman of the Board Mike Brooks, age 64, will continue to serve as Executive Chairman of the Board.

“I am very pleased that David Sharp has been chosen to be our next President and Chief Executive Officer,” commented Mr. Brooks. “Having worked together for more than a decade, I’m very familiar with his many strengths and capabilities and I’m extremely confident that he is the right person for the job.  With David taking over the day to day responsibilities of running the Company, I will have more time to focus on our longer-term strategic goals and to work with our key customers, vendors, investors, and other stakeholders.  I look forward to working closely with David over the next six months to ensure a smooth transition.  I am also excited about my new role and believe we have the right pieces in place to build our market position in the years to come.”

David Sharp, age 55, joined Rocky Brands in June 2000 and has served as President and Chief Operating Officer since January 2005.  He was elected to the Board of Directors in May 2010. Prior to that Mr. Sharp held increasing positions of responsibility with the Company, serving as Executive Vice President and Chief Operating Officer (March 2002 - January 2005), Senior Vice President - Sales and Operations (June 2001 - March 2002), Vice President of Sales and Marketing (October 2000 - June 2001), and Vice President of Manufacturing Operations and Marketing (June 2000 - October 2000).  Mr. Sharp has been engaged in the footwear industry for his entire career.  Prior to joining Rocky Brands, Mr. Sharp held various senior management, sales and marketing positions with H.H. Brown, Inc., a wholly-owned subsidiary of Berkshire-Hathaway Inc., Acme Boot Co., and Converse, Inc.

Mr. Brooks added that "David has played an important role in diversifying the Company’s product lines and distribution channels, restructuring the retail division, and overseeing international expansion initiatives.  He has been actively engaged in virtually every aspect of the Company's business over the past 10 years, and is very well regarded by our associates, customers and vendors."

“I am honored to serve as steward of Rocky Brands,” said Mr. Sharp. “Mike has accomplished an incredible amount during his 35 year career with the Company, including the past 18 years as Chief Executive Officer of Rocky as a public company.  Under Mike’s leadership Rocky has evolved into an innovative leader in the footwear industry that today operates an exciting portfolio of well recognized brands. I am excited to continue collaborating with Mike as we write the next chapter in this Company’s long and storied history.”

About Rocky Brands, Inc.
Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky®, Georgia Boot®, Durango®, Lehigh®, and the licensed brands Michelin® and Mossy Oak®.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and include statements in this press release regarding the promotion of Mr. Sharp to President and Chief Executive Officer effective July 1, 2011 and the transition to new leadership.  These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2009 (filed March 2, 2010) and the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2010 (filed May 3, 2010), June 30, 2010 (filed August 3, 2010), and September 30, 2010 (filed October 28, 2010).  One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.